SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 28, 2001

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640
Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177	PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000	PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events

Pacific Gas and Electric Company Bankruptcy

On December 28, 2001, Pacific Gas and Electric Company (Utility), a subsidiary of PG&E Corporation, filed its monthly operating report for the month ended November 30, 2001, with the U.S. Bankruptcy Court for the Northern District of California. The Utility's monthly operating report includes an unaudited income statement for the month and an unaudited balance sheet dated as of the end of the month. These unaudited financial statements are attached as Exhibit 99.1 to this report. Although not included in Exhibit 99.1, the monthly operating report also includes a statement of receipts and disbursements, as well as other information. The preliminary financial statements were prepared using certain assumptions and estimates that are subject to revision. Any adjustments for these estimates (based upon changes in facts and circumstances, further analysis, and other factors) will be reflected in the financial statements in the period during which such adjustments are made. These adjustments could have a material impact on reported results in the future.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

Exhibit 99.1 - Pacific Gas and Electric Company Income Statement for the month ended November 30, 2001, and Balance Sheet dated November 30, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: LINDA Y.H. CHENG
________________________________________
LINDA Y.H. CHENG Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY
By: DINYAR B. MISTRY
________________________________________
DINYAR B. MISTRY Vice President and Controller

Dated:  December 28, 2001